SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2004

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257

(Address of principal executive offices)

(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Item 4. Changes in Registrant’s Certifying Accountant.

At a meeting on March 29, 2004, the Audit Committee of Sierra Bancorp (the “Company”), Porterville, California, dismissed Perry-Smith, LLP (“Perry-Smith”) as the Company’s principal independent accountant. At the same meeting, the Audit Committee selected the accounting firm of Vavrinek, Trine, Day & Co., LLP as the independent accountant for the Company’s 2004 fiscal year.

Perry-Smith audited the consolidated financial statements of the Company for the years ended December 31, 2003 and 2002. Perry-Smith’s report on the Company’s financial statements for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the subsequent interim period from January 1, 2004 through March 29, 2004, and for the fiscal years ended December 31, 2003 and 2002, there were no disagreements between Perry-Smith and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Perry-Smith, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Company has requested that Perry-Smith review the disclosure in this Report on Form 8-K, and Perry-Smith has been given the opportunity to furnish the Company with a copy of its letter addressed to the Securities Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

Item 7. Financial Statements and Exhibits

Exhibit 16	Letter re change in Certifying Accountant

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: April 2, 2004	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor
Senior Vice President &
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description	Page
16	Letter re Change in Certifying Accountant	5

4